EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated April 12, 2024, relating to the financial statements of ESG, Inc. as of December 31, 2023 and 2022.

We also consent to the reference to the Firm as an expert in accounting and auditing under the heading “Experts” in such Registration Statement.

 /s/ QI CPA LLC

Valley Stream, New York

October 1, 2024

We have served as the Company’s auditor since 2024.